UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2018

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 13, 2018, BSQUARE Corporation (the “Company”) announced its financial results for the quarter ended June 30, 2018. A copy of the Company’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 9, 2018, Robert A. DeSantis resigned from the Company’s Board of Directors (the “Board”).  There are no disagreements as contemplated by Item 5.02(a) of Form 8-K, and thus the Company is disclosing this information pursuant to Item 5.02(b) of Form 8-K.

Effective August 11, 2018, upon the recommendation of the Governance and Nominating Committee (the “GNC”) of the Board, Robert J. Peters was appointed as a member of the Board to fill the vacancy on the Board resulting from the resignation of Mr. DeSantis. Mr. Peters will serve as a Class I Director and, as such, his term of office will expire at the Company’s 2019 Annual Meeting of Shareholders. Mr. Peters was also appointed to the Company’s newly established Ad Hoc Strategic Review Committee.

Mr. Peters is a principal of Palogic Value Management, L.P., a Dallas, Texas based investment management company (“PVM”), a position he has held since January 2007.  Pursuant to that certain previously disclosed Board Observer and Standstill Agreement dated effective June 25, 2018 by and between the Company and PVM, Palogic Value Fund, L.P. and Palogic Capital Management, LLC (collectively, “PCM”), Mr. Peters served as an observer to the Board prior to his appointment as a Class I Director.

As reported on Schedule 13D/A filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2018, PCM beneficially owned 948,500 shares of the Company’s Common Stock as of such date, representing 7.5% of the Company’s outstanding shares of Common Stock based upon 12,690,868 shares of the Company’s Common Stock outstanding as of April 30, 2018, as disclosed in the Company’s Quarterly Report on Form 10-Q filed by the Company with the SEC on May 15, 2018 for the quarterly period ended March 31, 2018.

Pursuant to the Company’s compensation plan for non-employee directors and the Company’s Fourth Amended and Restated Stock Plan (the “Plan”), Mr. Peters was granted non-qualified options to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the Company’s closing stock price on the date of grant, which will vest quarterly in equal installments over two years, and received an award of 23,255 restricted stock units, which will vest quarterly in equal installments over one year. The grants shall be subject to the Plan and to the Company’s standard non-qualified stock option and restricted stock unit agreements which have been previously filed by the Company with the SEC.

Item 9.01	Financial Statements and Exhibits.
(d)	The following exhibit is furnished with this Form 8-K pursuant to Item 2.02:

Exhibit No.	Description

99.1	Press release dated August 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: August 13, 2018	By:	/s/ Peter J. Biere
Peter J. Biere
Chief Financial Officer, Assistant Secretary and Treasurer